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                                                                    EXHIBIT 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Post-Effective Amendment No. 3 to Form S-1, No. 33-42288 on Form S-3) and related Prospectus of Lightspan, Inc. for the registration of its common stock and to the incorporation by reference therein of our report dated March 9, 2000, with respect to the consolidated financial statements of Lightspan, Inc. included in its Annual Report (Form 10-K) for the year ended January 31, 2000, filed with the Securities and Exchange Commission.



                                       /s/ Ernst & Young LLP

March 2, 2001
San Diego, California